Green Dot Reports Fourth Quarter Adjusted EBITDA Growth of 47%, Expects 2015 Non-GAAP Total Operating Revenues and Adjusted EBITDA to Grow at Highest Rate since 2011
Greatest Diversification of Revenue Since its IPO

Pasadena, CA - January 29, 2015 - Green Dot Corporation (NYSE: GDOT), today reported financial results for the fourth quarter ended December 31, 2014.
For the fourth quarter of 2014, Green Dot reported growth of 6% year-over-year in non-GAAP total operating revenues1 to $153 million and adjusted EBITDA of $25.8 million, representing 47% year-over-year growth.
As of December 31, 2014, Green Dot’s consolidated balance sheet held total cash and investment securities of $845 million, which is approximately 36% higher than at the same time last year.
“Both our revenue and adjusted EBITDA results for the full year reflect new company records. We posted non-GAAP total operating revenues of $610 million, representing a year-over-year growth rate of 5%, and full year adjusted EBITDA of $132 million, which was 28% higher than last year and represented the best annual growth rate achieved since the company’s IPO in 2010. In addition to improving underlying trends in customer behavior, we also are increasingly benefiting from our vertical infrastructure. In particular, issuing our own accounts from our own bank, Green Dot Bank, saved us upwards of $16 million in issuing costs in 2014 with bank-related savings having grown every year since we started issuing our own accounts in 2012,” said Green Dot Chairman and Chief Executive Officer, Steve Streit.
GAAP financial results for the fourth quarter of 2014 compared to the fourth quarter of 2013:

•	Total operating revenues on a generally accepted accounting principles (GAAP) basis increased 6% to 150.6 million for the fourth quarter of 2014 from $142.3 million for the fourth quarter of 2013

•	GAAP net loss was $0.8 million for the fourth quarter of 2014 versus GAAP net income of $1.0 million for the fourth quarter of 2013

•	GAAP basic and diluted loss per common share were both $0.02 for the fourth quarter of 2014 versus GAAP basic and diluted earnings per share of $0.02 in each case for the fourth quarter of 2013
Non-GAAP financial results for the fourth quarter of 2014 compared to the fourth quarter of 2013:1

•	Non-GAAP total operating revenues[1] increased 6% to $153 million for the fourth quarter of 2014 from $144.9 million for the fourth quarter of 2013

•	Non-GAAP net income[1] was $8.3 million for the fourth quarter of 2014 versus $8.3 million for the fourth quarter of 2013

•	Non-GAAP diluted earnings per share[1] was $0.16 for the fourth quarter of 2014 versus $0.18 for the fourth quarter of 2013

•
Adjusted EBITDA[1] increased 47% to $25.8 million, or 17% of non-GAAP total operating revenues for the fourth quarter of 2014 from $17.6 million, or 12% of non-GAAP total operating revenues for the fourth quarter of 2013

1
Reconciliations of total operating revenues to non-GAAP total operating revenues, net income to non-GAAP net income, diluted earnings per share to non-GAAP diluted earnings per share and net income to adjusted EBITDA, respectively, are provided in the tables immediately following the consolidated financial statements of cash flows. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

The following table shows the Company's quarterly key business metrics for each of the last eight calendar quarters. Please refer to the Company's latest Quarterly Report on Form 10-Q for a description of the key business metrics.

	2014				2013
	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
	(In millions)
Number of cash transfers	11.62	11.64	11.66	11.67	11.44	11.43	11.32	11.25
Number of active cards at quarter end	4.70	4.62	4.71	4.72	4.49	4.41	4.39	4.49
Gross dollar volume	$4,864	$4,558	$4,623	$5,290	$4,405	$4,396	$4,425	$5,072
Purchase volume	$3,527	$3,348	$3,406	$3,872	$3,298	$3,259	$3,248	$3,582
Selected Business Updates

•
With the ongoing double digit growth of the Company’s branded card sales, combined with strategic acquisitions, like TPG, Green Dot has successfully diversified its business to the point where no one program is forecast to contribute more than ~30% of non-GAAP total operating revenues nor more than ~15% of adjusted EBITDA of the Company’s projected non-GAAP total operating revenues for 2015.

•
The Company is also forecasting strong double-digit growth in both top and bottom line results in 2015. The Company’s actual historical compound annual growth rate ("CAGR") since its IPO in 2010 and its projected future growth rate in 2015 indicates that Green Dot has been and is forecast to continue to be one of the highest growth public companies in both the FinTech and Banking segments.

•
Green Dot’s presence in the FSC channel is increasing with more than 1,750 new check cashing stores selling Green Dot products in Q4. Nearly 4,000 FSC locations coast to coast are now selling Green Dot products and/or services.

•
Green Dot's GoBank checking account product completed its nationwide roll out to all Walmart stores in early-November. Over the first three months since the rollout, monthly deposits to GoBank accounts grew by 600% in the quarter and total debit card spend through GoBank grew by almost 1000% during the same period. Customer reviews are strong and acquisition rates are growing. Green Dot’s goal is to be at a seven figure annualized run rate in new GoBank account enrollments by year-end.

•
TPG, Green Dot’s wholly-owned subsidiary focused on tax refund processing, recently launched a new refund disbursement program in conjunction with Walmart called Direct2Cash, whereby a customer receiving a tax refund can choose to claim that refund in cash at a Walmart store. This new service is a good early example of the synergies Green Dot can now create between valued partners in the expanding Green Dot ecosystem.

•
As previously announced, by February 2015, Green Dot will have discontinued the sale of its MoneyPak PIN product nationwide as it transitions to reloading at the register via swipe. The Company believes that the discontinuation of the product will lead to benefits in customer service, fraud charge-off rates, and brand reputation.

Outlook for 2015
Green Dot has provided its outlook for 2015. Green Dot’s outlook is based on a number of assumptions that Green Dot believes are reasonable at the time of this earnings release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in Green Dot's filings with the Securities and Exchange Commission.
For 2015, Green Dot expects full year non-GAAP total operating revenues2 to be between $720 million and $780 million, representing a projected growth range of 18% to 28% over 2014 and reflecting Green

2
Reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures are provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

Dot’s estimates for the potential impact of the discontinuation of the MoneyPak PIN product. Adjusted EBITDA2 is forecast to be between $150 million and $170 million, representing a projected growth rate range of 14% to 29% over 2014. For 2015, Green Dot expects no one program to represent more than approximately 30% of forecasted full year non-GAAP total operating revenues or more than about 15% of forecasted full year adjusted EBITDA expectations.
The Company's non-GAAP EPS2 range for 2015 is calculated as follows.

	Range
	Low	High
	(In millions)
Adjusted EBITDA	$150	$170
Depreciation and amortization*	(43)	(43)
Net interest income	—	—
Non-GAAP pre-tax income	$107	$127
Tax impact**	(39)	(46)
Non-GAAP net income	$68	$81
Non-GAAP diluted weighted-average shares issued and outstanding**	55	55
Non-GAAP earnings per share	$1.24	$1.47

*	Excludes the impact of amortization on acquired intangible assets
**	Assumes an effective tax rate of 36.5%
Conference Call
The Company will host a conference call to discuss fourth quarter 2014 financial results today at 5:00 p.m. ET. In addition to the conference call, there will be a webcast presentation of accompanying slides accessible on the Company's investor relations website. Hosting the call will be Steve Streit, Chairman and Chief Executive Officer. The conference call can be accessed live over the phone by dialing (877) 300-8521, or (412) 317-6026 for international callers. A replay will be available approximately two hours after the call concludes and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the conference ID is 10058663. The replay of the webcast will be available until Thursday, February 5, 2015. The live call and the replay, along with supporting materials, can also be accessed through the Company's investor relations website at http://ir.greendot.com/.

2
Reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures are provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

Forward-Looking Statements
This earnings release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements regarding the Company's full-year 2015 guidance, including all the statements under "Outlook for 2015," projected program concentration and growth rates under “Business Updates”, and other future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this earnings release, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, the businesses of the Company and TPG may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; the risk that sales of TPG products will not be as high as anticipated; the expected growth opportunities or cost savings from the acquisition may not be fully realized or may take longer to realize than expected; customer losses and business disruption following the acquisition, including adverse effects on relationships with former employees of TPG, may be greater than expected; the risk that the Company may incur unanticipated or unknown losses or liabilities associated with the TPG acquisition; and the risk that legislative or regulatory changes, or changes in the way the existing legislation and regulations are interpreted or enforced, may adversely affect the business in which TPG is engaged. Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements include the impact of the Company’s supply chain management efforts on its revenue growth, the timing and impact of revenue growth activities, the Company's dependence on revenues derived from Walmart, impact of competition, the Company's reliance on retail distributors for the promotion of its products and services, demand for the Company's new and existing products and services, continued and improving returns from the Company's investments in new growth initiatives, including the Company’s GoBank product, potential difficulties in integrating operations of acquired entities and acquired technologies, the Company's ability to operate in a highly regulated environment, changes to existing laws or regulations affecting the Company's operating methods or economics, the Company's reliance on third-party vendors and card issuing banks, changes in credit card association or other network rules or standards, changes in card association and debit network fees or products or interchange rates, instances of fraud developments in the prepaid financial services industry that impact prepaid debit card usage generally, business interruption or systems failure, and the Company's involvement litigation or investigations. These and other risks are discussed in greater detail in the Company's Securities and Exchange Commission filings, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q, which are available on the Company's investor relations website at ir.greendot.com and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of January 29, 2015, and the Company assumes no obligation to update this information as a result of future events or developments.
About Non-GAAP Financial Measures
To supplement the Company's consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (GAAP), the Company uses measures of operating results that are adjusted to exclude net interest income; income tax expense; depreciation and amortization; employee stock-based compensation expense; stock-based retailer incentive compensation expense; other income; transaction costs; and impairment charges. This earnings release includes non-GAAP total operating revenues, non-GAAP net income, non-GAAP earnings per share, non-GAAP weighted-average shares issued and outstanding and adjusted EBITDA. It also includes full-year 2014 guidance for non-GAAP total operating revenues, and adjusted EBITDA. These non-GAAP financial measures are not calculated or presented in accordance with, and are not alternatives or substitutes for, financial measures prepared in accordance with GAAP, and should be read only in conjunction with the Company's financial measures prepared in accordance with GAAP. The Company's non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies. The Company believes that the presentation of non-GAAP financial measures provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. The Company's management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate the Company's business and make operating decisions. For additional information regarding the Company's use of non-GAAP financial measures and the items excluded by the Company from one or more of its historic and projected non-GAAP financial measures, investors are encouraged to review the reconciliations of the Company's historic and projected non-GAAP financial measures to the comparable GAAP financial measures, which are attached to this earnings release, and which can be found by clicking on “Financial Information” in the Investor Relations section of the Company's website at http://ir.greendot.com/.
About Green Dot
Green Dot Corporation, along with its wholly owned subsidiary, Green Dot Bank, is a pro-consumer financial technology innovator with a mission to reinvent personal banking for the masses. Green Dot invented the prepaid debit card industry and is the largest provider of reloadable prepaid debit cards and cash reload processing services in the United States. Green Dot is also a leader in mobile technology and mobile banking with its award-winning GoBank mobile checking account. Through its wholly owned subsidiary, TPG, Green Dot is additionally the largest processor of tax refund disbursements in the U.S. Green Dot's products and services are available to consumers through a large-scale "branchless bank" distribution network of more than 100,000 U.S. retail locations, thousands of neighborhood financial service center locations, online, in the leading app stores and through 25,000 tax preparation offices and leading online tax preparation providers. Green Dot Corporation is headquartered in Pasadena, Calif., with additional facilities throughout the United States and in Shanghai, China.
Contacts
Investor Relations
Christopher Mammone, 626-765-2427
IR@greendot.com

Media Relations
Brian Ruby, 203-682-8286
Brian.Ruby@icrinc.com

GREEN DOT CORPORATION
CONSOLIDATED BALANCE SHEETS

	December 31, 2014	December 31, 2013
	(Unaudited)
	(In thousands, except par value)
Assets
Current assets:
Unrestricted cash and cash equivalents	$724,158	$423,498
Federal funds sold	480	123
Restricted Cash	2,015	—
Investment securities available-for-sale, at fair value	46,650	116,159
Settlement assets	148,694	37,004
Accounts receivable, net	48,933	46,384
Prepaid expenses and other assets	34,834	27,332
Income tax receivable	16,290	15,573
Total current assets	1,022,054	666,073
Restricted cash	2,152	2,970
Investment securities, available-for-sale, at fair value	73,781	82,585
Accounts receivable, net	13	5,913
Loans to bank customers, net of allowance for loan losses of $444 and $464 as of December 31, 2014 and December 31, 2013, respectively	6,550	6,902
Prepaid expenses and other assets	6,034	1,081
Property and equipment, net	70,757	60,473
Deferred expenses	18,466	15,439
Net deferred tax assets	6,268	3,362
Goodwill and intangible assets	419,549	30,676
Total assets	$1,625,624	$875,474
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$36,444	$34,940
Deposits	565,401	219,580
Obligations to customers	98,052	65,449
Settlement obligations	4,484	4,839
Amounts due to card issuing banks for overdrawn accounts	1,224	49,930
Other accrued liabilities	81,120	35,878
Deferred revenue	24,418	24,517
Note payable	22,500	—
Net deferred tax liabilities	3,995	3,716
Total current liabilities	837,638	438,849
Other accrued liabilities	31,295	34,076
Note payable	127,500	—
Deferred revenue	200	300
Total liabilities	996,633	473,225

Stockholders’ equity:
Convertible Series A preferred stock, $0.001 par value: 10 shares authorized and 2 and 7 shares issued and outstanding as of December 31, 2014 and 2013, respectively	2	7
Class A common stock, $0.001 par value; 100,000 shares authorized as of December 31, 2014 and 2013; 51,146 and 37,729 shares issued and outstanding as of December 31, 2014 and 2013, respectively	51	38
Additional paid-in capital	383,296	199,251
Retained earnings	245,694	203,000
Accumulated other comprehensive loss	(52)	(47)
Total stockholders’ equity	628,991	402,249
Total liabilities and stockholders’ equity	$1,625,624	$875,474

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
	(In thousands, except per share data)
Operating revenues:
Card revenues and other fees	$65,149	$56,465	$253,155	$227,227
Cash transfer revenues	43,437	46,198	179,289	183,359
Interchange revenues	44,414	42,216	178,040	171,757
Stock-based retailer incentive compensation	(2,391)	(2,559)	(8,932)	(8,722)
Total operating revenues	150,609	142,320	601,552	573,621
Operating expenses:
Sales and marketing expenses	62,185	58,471	234,026	218,370
Compensation and benefits expenses	34,418	31,990	123,083	127,287
Processing expenses	20,160	25,678	78,787	89,856
Other general and administrative expenses	33,576	25,717	101,816	88,976
Total operating expenses	150,339	141,856	542,563	524,489
Operating income	270	464	58,989	49,132
Interest income	1,066	966	4,064	3,440
Interest expense	(1,214)	(17)	(1,365)	(72)
Other income	760	—	6,431	—
Income before income taxes	882	1,413	68,906	52,500
Income tax expense	1,726	377	25,120	18,460
Net (loss) income	(844)	1,036	42,694	34,040
Loss (income) attributable to preferred stock	60	(160)	(4,804)	(5,360)
Net (loss) income allocated to common stockholders	$(784)	$876	$37,890	$28,680

Basic earnings per common share:	$(0.02)	$0.02	$0.92	$1.24
Diluted earnings per common share:	$(0.02)	$0.02	$0.90	$1.24
Basic weighted-average common shares issued and outstanding:	46,793	36,886	40,907	35,875
Diluted weighted-average common shares issued and outstanding:	47,744	38,265	41,770	37,156

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Years Ended December 31,
	2014	2013
	(In thousands)
Operating activities
Net income	$42,694	$34,040
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	36,984	27,099
Provision for uncollectible overdrawn accounts	38,273	47,273
Employee stock-based compensation	20,329	14,703
Stock-based retailer incentive compensation	8,932	8,722
Amortization of premium on available-for-sale investment securities	1,105	778
Realized gains on investment securities	(44)	(13)
Recovery of uncollectible trade receivables	(26)	(23)
Impairment of capitalized software	—	5,216
Deferred income tax expense	536	5,464
Excess tax benefits from exercise of options	(3,945)	(2,748)
Changes in operating assets and liabilities:
Accounts receivable, net	(31,982)	(48,175)
Prepaid expenses and other assets	(11,290)	5,069
Deferred expenses	(1,948)	(2,929)
Accounts payable and other accrued liabilities	(2,017)	26,915
Amounts due issuing bank for overdrawn accounts	(48,706)	(794)
Deferred revenue	(319)	5,260
Income tax receivable	3,901	(3,349)
Net cash provided by operating activities	52,477	122,508

Investing activities
Purchases of available-for-sale investment securities	(212,446)	(274,072)
Proceeds from maturities of available-for-sale securities	153,265	173,135
Proceeds from sales of available-for-sale securities	136,425	84,969
Decrease (increase) in restricted cash	1,360	(2,336)
Payments for acquisition of property and equipment	(30,727)	(35,742)
Net principal collections on loans	352	650
Acquisitions, net of cash acquired	(226,748)	—
Net cash used in investing activities	(178,519)	(53,396)

Financing activities
Borrowings from note payable	150,000	—
Proceeds from exercise of options	6,735	14,425
Excess tax benefits from exercise of options	3,945	2,748
Net increase in deposits	345,821	21,129
Net (decrease) increase in obligations to customers	(79,442)	19,616
Net cash provided by financing activities	427,059	57,918

Net increase in unrestricted cash, cash equivalents, and federal funds sold	301,017	127,030
Unrestricted cash, cash equivalents, and federal funds sold, beginning of year	423,621	296,591
Unrestricted cash, cash equivalents, and federal funds sold, end of period	$724,638	$423,621

Cash paid for interest	$1,372	$98
Cash paid for income taxes	$21,602	$28,203

GREEN DOT CORPORATION
Reconciliation of Total Operating Revenues to Non-GAAP Total Operating Revenues (1)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(In thousands)
Total operating revenues	$150,609	$142,320	$601,552	$573,621
Stock-based retailer incentive compensation (2)(3)	2,391	2,559	8,932	8,722
Non-GAAP total operating revenues	$153,000	$144,879	$610,484	$582,343
Reconciliation of Net Income to Non-GAAP Net Income (1)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(In thousands, except per share data)
Net (loss) income	$(844)	$1,036	$42,694	$34,040
Employee stock-based compensation expense, net of tax (4)	3,585	2,954	12,980	9,533
Stock-based retailer incentive compensation, net of tax (2)	1,388	1,876	5,703	5,655
Amortization of acquired intangibles, net of tax (5)	2,202	—	2,837	—
Other income, net of tax (6)	(442)	—	(4,553)	—
Transaction costs, net of tax (7)	2,427	—	4,266	—
Impairment charges, net of tax (8)	—	2,464	—	2,179
Non-GAAP net income	$8,316	$8,330	$63,927	$51,407
Diluted earnings per share*
GAAP	$(0.02)	$0.02	$0.90	$0.76
Non-GAAP	$0.16	$0.18	$1.35	$1.15
Diluted weighted-average shares issued and outstanding**
GAAP	47,744	38,265	41,770	37,156
Non-GAAP	51,532	45,781	47,385	44,837

*	Reconciliations between GAAP and non-GAAP diluted weighted-average shares issued and outstanding are provided in the next table.
**	Diluted weighted-average Class A shares issued and outstanding is the most directly comparable GAAP measure for the periods indicated.
Reconciliation of GAAP to Non-GAAP Diluted Weighted-Average
Shares Issued and Outstanding (1)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(In thousands)
Diluted weighted-average shares issued and outstanding*	47,744	38,265	41,770	37,156
Assumed conversion of weighted-average shares of preferred stock	3,573	6,859	5,235	6,859
Weighted-average shares subject to repurchase	215	657	380	822
Non-GAAP diluted weighted-average shares issued and outstanding	51,532	45,781	47,385	44,837

*	Represents the diluted weighted-average shares of Class A common stock for the periods indicated.

GREEN DOT CORPORATION
Supplemental Detail on Non-GAAP Diluted Weighted-Average Shares Issued and Outstanding
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(In thousands)
Stock outstanding as of December 31:
Class A common stock	51,146	37,729	51,146	37,729
Preferred stock (on an as-converted basis)	1,515	6,859	1,515	6,859
Total stock outstanding as of December 31:	52,661	44,588	52,661	44,588
Weighting adjustment	(2,080)	(186)	(6,139)	(1,032)
Dilutive potential shares:
Stock options	584	1,151	640	1,078
Restricted stock units	363	226	220	203
Employee stock purchase plan	4	2	3	—
Non-GAAP diluted weighted-average shares issued and outstanding	51,532	45,781	47,385	44,837
Reconciliation of Net Income to Adjusted EBITDA (1)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(In thousands)
Net (loss) income	$(844)	$1,036	$42,694	$34,040
Net interest expense (income) (3)	148	(949)	(2,788)	(3,368)
Income tax expense	1,726	377	26,212	18,460
Depreciation and amortization (3)	12,804	7,193	36,984	27,099
Employee stock-based compensation expense (3)(4)	6,177	4,029	20,329	14,703
Stock-based retailer incentive compensation (2)(3)	2,391	2,559	8,932	8,722
Other income (3)(6)	(762)	—	(7,131)	—
Transaction costs (3)(7)	4,182	—	6,681	—
Impairment charges (3)(8)	—	3,360	—	3,360
Adjusted EBITDA	$25,822	$17,605	$131,913	$103,016
Non-GAAP total operating revenues	$153,000	$144,879	$610,484	$582,343
Adjusted EBITDA/non-GAAP total operating revenues (adjusted EBITDA margin)	16.9%	12.2%	21.6%	17.7%

GREEN DOT CORPORATION
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Total Operating Revenue (1)
(Unaudited)

	Range
	Low	High
	(In millions)
Total operating revenues	$717	$777
Stock-based retailer incentive compensation (2)*	3	3
Non-GAAP total operating revenues	$720	$780

*
Assumes the Company's right to repurchase lapses with respect to 36,810 shares per month through May 2015 of the Company's Class A common stock at $20.49 per share, our market price on the last trading day of the fourth quarter 2014. A $1.00 change in the Company's Class A common stock price represents an annual change of $441,720 in stock-based retailer incentive compensation.

Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected Adjusted EBITDA (1)
(Unaudited)

	Range
	Low	High
	(In millions)
Net income	$40	$53
Adjustments (9)	110	117
Adjusted EBITDA	$150	$170

Non-GAAP total operating revenues	$780	$720
Adjusted EBITDA / Non-GAAP total operating revenues (Adjusted EBITDA margin)	19%	24%
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Income (1)
(Unaudited)

	Range
	Low	High
	(In millions)
Net income	$40	$53
Adjustments (9)	28	28
Non-GAAP net income	$68	$81
Diluted earnings per share*
GAAP	$0.75	$0.99
Non-GAAP	$1.24	$1.47
Diluted weighted-average shares issued and outstanding**
GAAP	53	53
Non-GAAP	55	55

*	Reconciliations between GAAP and non-GAAP diluted weighted-average shares issued and outstanding are provided in the next table.
**	Diluted weighted-average Class A shares issued and outstanding is the most directly comparable GAAP measure for the periods indicated.

GREEN DOT CORPORATION
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Diluted Weighted-Average Shares Issued and Outstanding (1)
(Unaudited)

	Range
	Low	High
	(In millions)
Diluted weighted-average shares issued and outstanding*	53	53
Assumed conversion of weighted-average shares of preferred stock	2	2
Weighted-average shares subject to repurchase	—	—
Non-GAAP diluted weighted-average shares issued and outstanding	55	55

*	Represents the diluted weighted-average shares of Class A common stock for the periods indicated.

(1)
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, the Company uses measures of operating results that are adjusted to exclude various, primarily non-cash, expenses and charges. These financial measures are not calculated or presented in accordance with GAAP and should not be considered as alternatives to or substitutes for operating revenues, operating income, net income or any other measure of financial performance calculated and presented in accordance with GAAP. These financial measures may not be comparable to similarly-titled measures of other organizations because other organizations may not calculate their measures in the same manner as we do. These financial measures are adjusted to eliminate the impact of items that the Company does not consider indicative of its core operating performance. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate.

The Company believes that the non-GAAP financial measures it presents are useful to investors in evaluating the Company’s operating performance for the following reasons:

▪
stock-based retailer incentive compensation is a non-cash GAAP accounting charge that is an offset to the Company’s actual revenues from operations as the Company has historically calculated them. This charge results from the monthly lapsing of the Company’s right to repurchase a portion of the 2,208,552 shares it issued to its largest distributor, Walmart, in May 2010. By adding back this charge to the Company’s GAAP 2010 and future total operating revenues, investors can make direct comparisons of the Company’s revenues from operations prior to and after May 2010 and thus more easily perceive trends in the Company’s core operations. Further, because the monthly charge is based on the then-current fair market value of the shares as to which the Company’s repurchase right lapses, adding back this charge eliminates fluctuations in the Company’s operating revenues caused by variations in its stock price and thus provides insight on the operating revenues directly associated with those core operations;

▪
the Company records employee stock-based compensation from period to period, and recorded employee stock-based compensation expenses of approximately $6.2 million and $4.0 million for the three months ended December 31, 2014 and 2013, respectively. By comparing the Company’s adjusted EBITDA, non-GAAP net income and non-GAAP diluted earnings per share in different historical periods, investors can evaluate the Company’s operating results without the additional variations caused by employee stock-based compensation expense, which may not be comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations;

▪
adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items, such as interest expense, income tax expense, depreciation and amortization, employee stock-based compensation expense, stock-based retailer incentive compensation expense, other income, transaction costs and impairment charges, that can vary substantially from company to company depending upon their respective financing structures and accounting policies, the book values of their assets, their capital structures and the methods by which their assets were acquired; and

▪	securities analysts use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies.
The Company’s management uses the non-GAAP financial measures:

▪	as measures of operating performance, because they exclude the impact of items not directly resulting from the Company’s core operations;

▪	for planning purposes, including the preparation of the Company’s annual operating budget;

▪	to allocate resources to enhance the financial performance of the Company’s business;

▪	to evaluate the effectiveness of the Company’s business strategies; and

▪	in communications with the Company’s board of directors concerning the Company’s financial performance.
The Company understands that, although adjusted EBITDA and other non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of the Company’s results of operations as reported under GAAP. Some of these limitations are:

▪	that these measures do not reflect the Company’s capital expenditures or future requirements for capital expenditures or other contractual commitments;

▪	that these measures do not reflect changes in, or cash requirements for, the Company’s working capital needs;

▪	that these measures do not reflect interest expense or interest income;

▪	that these measures do not reflect cash requirements for income taxes;

▪
that, although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and these measures do not reflect any cash requirements for these replacements; and

▪	that other companies in the Company’s industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

(2)
This expense consists of the recorded fair value of the shares of Class A common stock for which the Company’s right to repurchase has lapsed pursuant to the terms of the May 2010 agreement under which they were issued to Wal-Mart Stores, Inc., a contra-revenue component of the Company’s total operating revenues. Prior to the three months ended June 30, 2010, the Company did not record stock-based retailer incentive compensation expense. The Company will, however, continue to incur this expense through May 2015. In future periods, the Company does not expect this expense will be comparable from period to period due to changes in the fair value of its Class A common stock. The Company will also have to record additional stock-based retailer incentive compensation expense to the extent that a warrant to purchase its Class B common stock vests and becomes exercisable upon the achievement of certain performance goals by PayPal. The Company does not believe these non-cash expenses are reflective of ongoing operating results.

(3)
The Company does not include any income tax impact of the associated non-GAAP adjustment to non-GAAP total operating revenues or adjusted EBITDA, as the case may be, because each of these non-GAAP financial measures is provided before income tax expense.

(4)
This expense consists primarily of expenses for employee stock options. Employee stock-based compensation expense is not comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations. The Company excludes employee stock-based compensation expense from its non-GAAP financial measures primarily because it consists of non-cash expenses that the Company does not believe are reflective of ongoing operating results. Further, the Company believes that it is useful to investors to understand the impact of employee stock-based compensation to its results of operations.

(5)
This expense represents the amortization attributable to the Company's acquired intangible assets. The Company excludes amortization expenses related to acquired intangible assets from its non-GAAP financial measures primarily because it consists of non-cash expenses that the Company does not believe are reflective of ongoing operating results.

(6)
This income consists of gains in connection with the settlement of a lawsuit a change in the fair value of contingent consideration. The Company excludes such gains from its non-GAAP financial measures primarily because the Company does not believe these gains are reflective of ongoing operating results.

(7)
These expenses relate to transaction costs associated with Company acquisitions. The Company excludes business combination acquisition costs from its non-GAAP financial measures because the Company does not believe these expenses are reflective of ongoing operating results.

(8)
The Company may incur impairment charges associated with capitalized internal-use software, intangible assets and goodwill. These charges reflect adjustments to the carrying value of these assets to their estimated fair value. The Company excludes significant impairment charges from its non-GAAP financial measures primarily because it consists of non-cash expenses that the Company does not believe are reflective of the ongoing operating results.

(9)
These amounts represent estimated adjustments for net interest income, income taxes, depreciation and amortization, employee stock-based compensation expense, and stock-based retailer incentive compensation expense. Employee stock-based compensation expense and stock-based retailer incentive compensation expense include assumptions about the future fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers).